SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 29, 2011

CRAFT BREWERS ALLIANCE, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
 (Address of Principal Executive Offices, Zip Code)

(503) 331-7270
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Resignation of Director

On June 28, 2011, Andrew Goeler submitted his written resignation from the Board of Directors (the “Board”) of Craft Brewers Alliance, Inc. (the “Company”), effective June 29, 2011.  The Company is not aware of any disagreements relating to the Company’s operations, policies or practices on the part of Mr. Goeler.  Mr. Goeler had been designated by Anheuser-Busch, Incorporated (“A-B”) in 2008 to serve on the Board pursuant to a prior version of section 2.1 (p) of the Amended and Restated Exchange and Recapitalization Agreement dated May 1, 2011 (the “Exchange Agreement”) which gives A-B the right to designate up to two individuals to serve on the Board.

(d)  Election of Directors

With Mr. Goeler’s resignation, no A-B designated directors are serving on the board.  Pursuant to section 2.1 (p) of the Exchange Agreement, A-B has designated Don Johnson and Thomas D. Larson as the two individuals to serve as directors on the Board.  Effective July 1, 2011, the remaining directors elected Don Johnson and Tom Larson to fill the two vacant Board positions, subject to regulatory approval from the Alcohol and Tobacco Tax and Trade Bureau and various state liquor control regulatory authorities, to serve until the 2012 Annual Meeting of Shareholders and until their successors are elected and qualified.

Don Johnson is vice president, Business and Wholesaler Development for A-B.  Appointed to his current role in 2010, Mr. Johnson leads the development of wholesaler strategies and has overall responsibility for domestic business development at A-B.  Prior to that, he held the position of vice president of National Retail Sales where he was responsible for sales strategies supporting A-B’s growing account base of national retailers.  Mr. Johnson joined A-B in 1980 and has held various sales and wholesaler support positions, including vice president, Region Sales in Detroit and Charlotte, N.C.; vice president, Region Operations; and vice president, Wholesaler Development.

Mr. Johnson is active with the Cardinal Glennon Development and the Red Cross boards and has previously served as a board member of Boys & Girls Club of Chicago.  Mr. Johnson graduated from Southern Methodist University in Dallas, Texas.

Tom Larson is Senior Associate General Counsel for A-B.  Appointed to his current position in 2008, Mr. Larson is the supervisor for all transactional and benefits lawyers in A-B’s United States operations.  He has been the lead internal counsel for all of the transactions between A-B and the Company since 1994.  Mr. Larson joined A-B in 1993 as an Associate General Counsel.

Prior to joining A-B in 1993, Mr. Larson was in private practice in Cleveland, Ohio.  He is an alternate director for Grupo Modelo.  Mr. Larson completed both his undergraduate and legal studies at the University of Michigan.

There are no transactions in which Messrs. Johnson and Larson have an interest requiring disclosure under Item 404(a) of Regulation S-K.  Messrs. Johnson and Larson will receive compensation for their services on the Board in accordance with the Company’s standard compensatory arrangements for non-employee directors.  As Messrs. Johnson and Larson are employees of A-B and were designated by A-B, the Board determined that neither is an “Independent Director” as defined in NASDAQ Listing Rule 5605(a)(2).  Accordingly, it is not currently anticipated that either Mr. Johnson or Mr. Larson will serve as a voting member of any Board committee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREWERS ALLIANCE, INC.

Dated: July 5, 2011	By:	/s/ Mark D. Moreland
Mark D. Moreland
Chief Financial Officer and Treasurer

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